UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

March 26, 2007 (March 26, 2007)

SABRE HOLDINGS CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	1-12175	75-2662240
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3150 Sabre Drive, Southlake, Texas	76092
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (682) 605-1000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

On March 26, 2007, Sabre Holdings Corporation (“Sabre Holdings” or “the Company”) issued a press release announcing that it has entered into memoranda of understanding (“memoranda”) with plaintiffs’ counsel and other named defendants regarding the settlements in principle of a purported class action lawsuit brought on behalf of Sabre Holdings’ stockholders, and a purported shareholder derivative action, that were filed following the announcement of the Agreement and Plan of Merger, dated as of December 12, 2006 (the “merger agreement”) by and among Sabre Holdings, Sovereign Holdings, Inc. (“Parent”) and Sovereign Merger Sub, Inc. (“Merger Sub”). A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

As described in greater detail in the definitive proxy statement filed with the Securities and Exchange Commission on February 21, 2007 (the “Proxy Statement”) and in Sabre Holdings’ Form 10-K for the period ended December 31, 2006, two purported class action lawsuits (the “McBride Action” and the “Chait Action”) were filed beginning on December 12, 2006 in the Tarrant County District Court for the State of Texas. On January 22, 2007, the Chait Action was voluntarily dismissed without prejudice by the plaintiff. Additionally, a purported shareholder derivative action (the “Holowach Action”) was filed on January 4, 2007 in the Tarrant County District Court for the State of Texas. On February 7, 2007, an amended class action petition was filed in the McBride Action that added the named plaintiffs in the Chait Action as named plaintiffs in the McBride Action. The McBride Action and the Holowach Action are collectively referred to herein as the “Litigations.”

Under the terms of the memoranda, Sabre Holdings, the other named defendants and the plaintiffs have agreed to settle the Litigations in principle subject to definitive documentation, procedural requirements under Texas law, and other conditions. If the court approves the settlements contemplated in the memoranda, the Litigations will be dismissed with prejudice. Pursuant to the terms of the memorandum in the McBride Action, TPG and Silver Lake have agreed to reduce the termination fee payable by the Company from $135 million to $80 million should the agreement be terminated in certain circumstances and the Company subsequently enters into a Takeover Proposal (as defined in the merger agreement) with a third party. TPG and Silver Lake have also agreed to reduce from nine months to six months the time period following termination during which, should the Company enter into such a Takeover Proposal, such fee would become payable.

As part of the settlement in the Holowach Action, the Company has also agreed that if, within six months of the closing of the merger, the Sponsors or the Company enter into a definitive agreement to transfer (i) at least 60% of the outstanding voting securities of the Company, (ii) at least 60% of the assets comprising the Travelocity business or (iii) at least 60% of the Company’s assets not comprising the Travelocity business, in exchange, directly or indirectly, for cash or marketable securities (constituting less than 20% of the common shares of an issuer), such transfer is completed and such transfer results in a “resale profit” of more than 10%, the Company will pay to the class members of the McBride Action, in cash or other consideration, an amount equal to 25% of the resale profit within 30 days of receipt of the consideration. Transfers will not include (a) a pledge of the Company’s securities or assets to a lender or foreclosure by that lender, (b) a merger of the Company and another entity in which the

Company is the surviving company or the Company’s securities are converted solely into non-marketable securities or (c) a transfer to the Sponsors or any of their affiliates.

For purposes of this provision, “resale profit” means the excess, if any, of the value of the consideration paid or payable to the Sponsors or the Company over (i) in the case of a transfer of voting securities of the Company, the total amount invested or contributed by the Sponsors or their affiliates with respect to the securities being transferred, plus taxes, fees and expenses incurred in connection with the transfer and indebtedness to be repaid from the proceeds of the transaction, or (ii) in the case of a transfer of the Travelocity or non-Travelocity businesses, an agreed confidential “business unit baseline value” of the fraction of the business unit being transferred, plus taxes, fees and expenses incurred in connection with the transfer.

In return for the foregoing, the plaintiffs agreed to the dismissal of the Litigations. In addition, Sabre Holdings agreed to pay certain legal fees and expenses of plaintiffs’ counsel in the Litigations, subject to any applicable procedural requirements under Texas law. The settlement of the Litigations and the payment of the legal fees will not affect the amount of merger consideration to be paid to stockholders of Sabre Holdings in connection with the proposed merger. The description of the settlements contained in this Report is provided as a summary only. The full terms and conditions will be set forth in definitive settlement agreements. The details of the settlements will be set forth in a notice to be sent to Sabre Holdings’ stockholders prior to a hearing before the court under applicable Texas rules to consider the terms of the settlements.

The settlements will not affect the timing of the special meeting of stockholders of Sabre Holdings to vote upon the proposal to adopt the merger agreement among the Company, Parent and Merger Sub and to approve the merger. The special meeting will be held on March 29, 2007, beginning at 10:00 a.m., Central Daylight Time, at the Irving Arts Center, Dupree Theater, 3333 North MacArthur Blvd., Irving, Texas 75062.

Sabre Holdings denies all of the allegations in the Litigations. Nevertheless, Sabre Holdings and the other defendants have agreed to settle the Litigations in order to avoid costly litigation and mitigate the risk of any delay to the closing of the merger.

About the Acquisition

In connection with the proposed merger of the company with affiliates of Texas Pacific Group and Silver Lake Partners, the company filed a definitive proxy statement with the Securities and Exchange Commission on February 21, 2007. INVESTORS AND SECURITY HOLDERS ARE STRONGLY ADVISED TO READ THE DEFINITIVE PROXY STATEMENT BECAUSE THE DEFINITIVE PROXY STATEMENT CONTAINS IMPORTANT INFORMATION. Investors and security holders may obtain a free copy of the definitive proxy statement and other documents filed by Sabre Holdings at the Securities and Exchange Commission’s Web site at http://www.sec.gov. The definitive proxy statement and such other documents may also be obtained for free by directing such requests to the Sabre Holdings investor relations department at 866-722-7347, or on the company’s Web site at www.sabre-holdings.com/investor.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits:

Exhibit 99.1     Press Release dated March 26, 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SABRE HOLDINGS CORPORATION

By:	/s/ James F. Brashear
James F. Brashear Corporate Secretary

Dated: March 26, 2007

Exhibits:

Exhibit 99.1	Press Release dated March 26, 2007